Exhibit 99.1

Financial Contact:
Josh Hirsberg
(702) 792-7234
joshhirsberg@boydgaming.com

Media Contact:
David Strow
(702) 792-7386
davidstrow@boydgaming.com

BOYD GAMING REPORTS THIRD-QUARTER 2016 RESULTS

Third-Quarter 2016 Highlights

•	Las Vegas Locals Adjusted EBITDA Grows for Sixth Straight Quarter, Up 12%

•	Aliante Acquisition Completed September 27

•	Company Completes Refinancing, Reduces Interest Expense

LAS VEGAS - NOVEMBER 1, 2016 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the third quarter ended September 30, 2016.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, said: “Our Nevada operations continued their strong performance in the third quarter, as our Las Vegas Locals segment delivered double-digit EBITDA growth for the fifth time in the last six quarters. Outside of Nevada, results were primarily impacted by continued softness at IP and Par-A-Dice, while the remainder of our regional operations generally performed in-line with our expectations. Looking ahead, the acquisition of Aliante positions us well for future growth, as we expand our presence in our top-performing market. We also continued to strengthen our financial foundation with the completion of a major refinancing, simplifying the Company’s capital structure and significantly reducing interest expense.”

Boyd Gaming reported third-quarter 2016 net revenues of $531.9 million, compared to $546.3 million in the year-ago quarter. Income from continuing operations, net of tax, for the third quarter was $161.9 million, or $1.40 per share, compared to $7.0 million, or $0.06 per share, in the prior-year third quarter. The Company reported net income, which includes discontinued operations, of $342.6 million, or $2.97 per share, for the third quarter of 2016, compared to $25.4 million, or $0.22 per share, for the year-ago period.

The Company’s third quarter results were favorably impacted by $190.4 million of noncash income tax benefits resulting from the release of a previously recorded deferred tax asset valuation allowance. Third-quarter 2016 results were also impacted by pretax losses of $41.5 million related to the early extinguishments and modification of debt during the quarter. Discontinued operations for third quarter 2016 included a $181.7 million after-tax gain from the previously announced sale of the Company’s 50% equity interest in the parent company of Borgata Hotel Casino & Spa, which was completed on August 1, 2016.

Total Adjusted EBITDA(1) was $121.9 million, compared to $125.2 million in the third quarter of 2015. Adjusted Earnings(1) for the third quarter 2016 were $16.7 million, or $0.14 per share, compared to Adjusted Earnings of $8.0 million, or $0.07 per share, for the same period in 2015. Adjusted EBITDA and Adjusted Earnings exclude discontinued operations.

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Key Operations Review

Las Vegas Locals
In the Las Vegas Locals segment, third-quarter 2016 net revenues were $148.9 million, up slightly from $148.0 million in the year-ago quarter. Third-quarter 2016 Adjusted EBITDA was $36.2 million, up 12.1% from $32.3 million in the third quarter of 2015.

The Las Vegas Locals segment recorded its sixth consecutive quarter of Adjusted EBITDA growth and margin improvement. Every property in the segment grew both Adjusted EBITDA and operating margins during the quarter. Continued operating efficiencies and refinements to marketing programs drove substantial Adjusted EBITDA gains, as margins improved 250 basis points year-over-year. Results for the segment also reflect four days of contributions from Aliante, acquired by the Company on September 27, 2016.

Downtown Las Vegas
In the Downtown Las Vegas segment, net revenues were $56.6 million in the third quarter of 2016, while Adjusted EBITDA was $10.0 million, both essentially even with the year-ago period.

The Downtown Las Vegas market remains strong as visitation continues to grow. Despite the impact of construction disruption at the California related to various renovation projects, results for the segment were near record levels.

Midwest and South
As a result of the refinancing completed during the third quarter of 2016, the Company has combined its Midwest and South and Peninsula segments into a single reportable Midwest and South segment.

In this segment, net revenues were $326.4 million, compared to $341.6 million in the third quarter of 2015. Adjusted EBITDA was $90.6 million, versus $96.3 million in the year-ago period.

Results reflect declines at IP and Par-A-Dice, which continue to be challenged by increased competition in their markets, as well as the impact of flooding in southern Louisiana in August. The remainder of the segment’s properties generally performed in-line with the Company’s expectations.

Borgata
In addition to the gain on the sale of its equity interest in Borgata, discontinued operations for the third quarter of 2016 included $10.9 million for the Company’s share of Borgata’s net income through the date of the sale, as well as $4.3 million in income for cash received by the Company for its share of property tax benefits realized by Borgata subsequent to the closing of the sale.

Release of Tax Valuation Allowance
As discussed above, the Company’s third quarter tax provision includes a nonrecurring tax benefit of $190.4 million, which reflects the release of the valuation allowance on deferred tax assets. In prior periods, the Company concluded that it was more likely than not that a portion of its deferred tax assets would not be realized, and it recorded a valuation allowance to reduce the carrying amounts of those assets. As of the end of third quarter 2016, the Company believes the valuation allowance is no longer warranted, given recent positive trends in its quarterly pretax income and projected future income sufficient to realize the benefits associated with these deferred tax assets.

Balance Sheet Statistics
As of September 30, 2016, Boyd Gaming had cash on hand of $159.7 million, and total debt of $3.04 billion.

Full Year 2016 Guidance
Based on third-quarter results in the Midwest and South segment and current expectations for the fourth quarter, the Company now projects Adjusted EBITDA of $530 million to $538 million for the full year 2016. This guidance includes fourth-quarter contributions from Aliante, and excludes any contribution from the pending acquisition of the Cannery properties.

Conference Call Information
Boyd Gaming will host a conference call to discuss third-quarter 2016 results today, November 1, at 5:00 p.m. Eastern. The conference call number is (888) 317-6003, passcode 7254357. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at www.boydgaming.com, or: https://www.webcaster4.com/Webcast/Page/964/17886

Following the call’s completion, a replay will be available by dialing (877) 344-7529 today, November 1, beginning at 7:00 p.m. Eastern and continuing through Tuesday, November 8, at 11:59 p.m. Eastern. The conference number for the replay will be 10095114. The replay will also be available on the Internet at www.boydgaming.com.

BOYD GAMING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2016	2015	2016	2015
Revenues
Gaming	$443,568	$457,397	$1,359,047	$1,390,734
Food and beverage	74,257	76,713	226,955	230,918
Room	42,985	41,649	128,225	123,334
Other	29,579	32,379	90,738	92,706
Gross revenues	590,389	608,138	1,804,965	1,837,692
Less promotional allowances	58,488	61,825	175,812	180,934
Net revenues	531,901	546,313	1,629,153	1,656,758
Operating costs and expenses
Gaming	217,103	225,653	658,396	677,036
Food and beverage	40,745	41,900	124,664	126,380
Room	11,247	10,765	33,039	31,494
Other	18,660	21,548	56,819	60,938
Selling, general and administrative	80,833	79,954	241,686	242,656
Maintenance and utilities	27,854	29,030	76,711	80,965
Depreciation and amortization	47,928	51,345	143,831	155,251
Corporate expense	15,877	15,009	49,883	52,013
Project development, preopening and writedowns	3,735	1,514	11,473	4,218
Impairments of assets	—	—	1,440	1,065
Other operating items, net	3	172	555	342
Total operating costs and expenses	463,985	476,890	1,398,497	1,432,358
Operating income	67,916	69,423	230,656	224,400
Other expense (income)
Interest income	(1,050)	(460)	(2,506)	(1,396)
Interest expense, net of amounts capitalized	55,203	56,558	170,155	170,624
Loss on early extinguishments and modifications of debt	41,518	863	42,364	32,333
Other, net	1	1,753	143	3,641
Total other expense, net	95,672	58,714	210,156	205,202
Income (loss) from continuing operations before income taxes	(27,756)	10,709	20,500	19,198
Income taxes benefit (provision)	189,620	(3,694)	174,231	5,931
Income from continuing operations, net of tax	161,864	7,015	194,731	25,129
Income from discontinued operations, net of tax	180,707	18,410	211,052	28,974
Net income	$342,571	$25,425	$405,783	$54,103

Basic net income per common share
Continuing operations	$1.41	$0.06	$1.70	$0.22
Discontinued operations	1.58	0.17	1.85	0.26
Basic net income per common share	$2.99	$0.23	$3.55	$0.48
Weighted average basic shares outstanding	114,567	112,608	114,335	112,100

Diluted net income per common share
Continuing operations	$1.40	$0.06	$1.69	$0.22
Discontinued operations	1.57	0.16	1.84	0.26
Diluted net income per common share	$2.97	$0.22	$3.53	$0.48
Weighted average diluted shares outstanding	115,202	113,375	115,051	112,930

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliation of Adjusted EBITDA to Net Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2016	2015	2016	2015
Net Revenues by Reportable Segment
Las Vegas Locals	$148,879	$148,022	$462,213	$451,356
Downtown Las Vegas	56,606	56,685	174,423	171,723
Midwest and South (a)	326,416	341,606	992,517	1,033,679
Net revenues	$531,901	$546,313	$1,629,153	$1,656,758

Adjusted EBITDA by Reportable Segment
Las Vegas Locals	$36,173	$32,261	$123,617	$113,313
Downtown Las Vegas	10,018	10,144	36,962	33,128
Midwest and South (a)	90,633	96,347	281,305	294,635
Property Adjusted EBITDA	136,824	138,752	441,884	441,076
Corporate expense (b)	(14,884)	(13,581)	(44,355)	(45,000)
Adjusted EBITDA	121,940	125,171	397,529	396,076

Other operating costs and expenses
Deferred rent	816	857	2,449	2,573
Depreciation and amortization	47,928	51,345	143,831	155,251
Share-based compensation expense	1,542	1,860	7,125	8,227
Project development, preopening and writedowns	3,735	1,514	11,473	4,218
Impairments of assets	—	—	1,440	1,065
Other operating items, net	3	172	555	342
Total other operating costs and expenses	54,024	55,748	166,873	171,676
Operating income	67,916	69,423	230,656	224,400
Other expense (income)
Interest income	(1,050)	(460)	(2,506)	(1,396)
Interest expense, net of amounts capitalized	55,203	56,558	170,155	170,624
Loss on early extinguishments and modifications of debt	41,518	863	42,364	32,333
Other, net	1	1,753	143	3,641
Total other expense, net	95,672	58,714	210,156	205,202
Income (loss) from continuing operations before income taxes	(27,756)	10,709	20,500	19,198
Income taxes benefit (provision)	189,620	(3,694)	174,231	5,931
Income from continuing operations, net of tax	161,864	7,015	194,731	25,129
Income from discontinued operations, net of tax	180,707	18,410	211,052	28,974
Net income	$342,571	$25,425	$405,783	$54,103
__________________________________________
(a) The Company has combined its Midwest and South and Peninsula segments into a single reportable segment as a result of the refinancing completed during the third quarter of 2016. Prior year amounts for the two segments have been combined to conform to the current year presentation.
(b) Reconciliation of corporate expense:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2016	2015	2016	2015
Corporate expense as reported on Consolidated Statements of Operations	$15,877	$15,009	$49,883	$52,013
Corporate share-based compensation expense	(993)	(1,428)	(5,528)	(7,013)
Corporate expense as reported on the above table	$14,884	$13,581	$44,355	$45,000

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliation of Net Income to Adjusted Earnings and Net Income Per Share to
Adjusted Earnings Per Share
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2016	2015	2016	2015
Net income	$342,571	$25,425	$405,783	$54,103
Less: income from discontinued operations, net of tax	(180,707)	(18,410)	(211,052)	(28,974)
Income from continuing operations, net of tax	161,864	7,015	194,731	25,129
Pretax adjustments:
Project development, preopening and writedowns	3,735	1,514	11,473	4,218
Impairments of assets	—	—	1,440	1,065
Other operating items, net	3	172	555	342
Loss on early extinguishments and modifications of debt	41,518	863	42,364	32,333
Other, net	1	1,753	143	3,641
Total adjustments	45,257	4,302	55,975	41,599

Income tax effect for above adjustments	—	(792)	30	(2,581)
Impact of release of tax valuation allowance	(190,440)	—	(190,440)	—
Impact of tax audit settlements on provision	—	(2,493)	—	(25,099)
Adjusted earnings	$16,681	$8,032	$60,296	$39,048

Net income per share	$2.97	$0.22	$3.53	$0.48
Less: income from discontinued operations per share	(1.57)	(0.16)	(1.84)	(0.26)
Income from continuing operations per share	1.40	0.06	1.69	0.22
Pretax adjustments:
Project development, preopening and writedowns	0.03	0.01	0.10	0.03
Impairments of assets	—	—	0.01	0.01
Other operating items, net	—	—	—	—
Loss on early extinguishments and modifications of debt	0.36	0.01	0.37	0.29
Other, net	—	0.02	—	0.03
Total adjustments	0.39	0.04	0.48	0.36

Income tax effect for above adjustments	—	(0.01)	—	(0.02)
Impact of release of tax valuation allowance	(1.65)	—	(1.65)	—
Impact of tax audit settlements on provision	—	(0.02)	—	(0.22)
Adjusted earnings per share	$0.14	$0.07	$0.52	$0.34

Weighted average shares outstanding	115,202	113,375	115,051	112,930

Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Earnings and Adjusted Earnings Per Share (Adjusted EPS). The following discussion defines these terms and why we believe they are useful measures of our performance. We do not provide a reconciliation of forward-looking non-GAAP financial measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.

EBITDA and Adjusted EBITDA

EBITDA is a commonly used measure of performance in our industry that we believe, when considered with measures calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), provides our investors a more complete understanding of our operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. We refer to this measure as Adjusted EBITDA. We have chosen to provide this information to investors to enable them to perform comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting. We use Adjusted EBITDA in this press release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by our management in their financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA as a measure in the evaluation of potential acquisitions and dispositions. Adjusted EBITDA is also used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, share-based compensation expense, project development, preopening and write-down expenses, impairments of assets, loss on early extinguishments of debt and other operating items, net.

Adjusted Earnings and Adjusted EPS

Adjusted Earnings is net income (loss) before project development, preopening and write-down expenses, impairments of assets, certain adjustments to property tax accruals, other items, net, gain or loss on early extinguishments of debt, other non-recurring adjustments, net, the impact on Boyd’s income tax provision of tax audit settlements and the release of valuation allowances on deferred tax assets, and income from discontinued operations, net of tax. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS or certain other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward-looking Statements and Company Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release include statements regarding: that the completion of the Aliante acquisition positions the Company well for future growth, the expansion into the Company’s top-performing market, strategic initiatives, and all of the statements under the heading “Full-Year 2016 Guidance.” Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: fluctuations in the Company's operating results; recovery of its properties in various markets; the state of the economy and its effect on consumer spending and the Company's results of operations; the timing for economic recovery, its effect on the Company's business and the local economies where the Company's properties are located; the receipt of legislative, and other state, federal and local approvals for the Company's development projects; whether online gaming will become legalized in various states, the Company's ability to operate online gaming profitably, or otherwise; consumer reaction to fluctuations in the stock market and economic factors; the fact that the Company's expansion, development and renovation projects (including enhancements to improve property performance) are subject to many risks inherent in expansion, development or construction of a new or existing project; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company and its subsidiaries; changes in laws and regulations, including increased taxes; the availability and price of energy, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming

Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 22 gaming entertainment properties located in Nevada, Illinois, Indiana, Iowa, Kansas, Louisiana and Mississippi. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com.